Exhibit 99.1

         Monroe Bancorp Announces Completion of Stock Repurchase Plan

    BLOOMINGTON, Ind., July 27 /PRNewswire-FirstCall/ -- Monroe Bancorp (Nasdaq: MROE), the holding company for Monroe Bank, announced today that the Company has completed its plan to repurchase $2 million of shares of the Company's common stock. Under the plan, which was announced on September 3, 2003, the Company purchased 2.5 percent of the shares that were outstanding as of the announcement date. The total shares repurchased were 130,130 shares and the average price was $15.37.

    Monroe Bancorp, headquartered in Bloomington, Indiana, is an Indiana bank holding company with offices in Monroe, Jackson, Lawrence and Hendricks counties. Its wholly owned subsidiary, Monroe Bank, was established in Bloomington, Indiana in 1892, and offers a full range of financial, trust and investment services to its more than 20,000 retail and commercial customers. The Company's common stock is traded on the NASDAQ(R) National Stock Market under the symbol MROE.

    Contact:       Mark D.  Bradford, President and Chief Executive Officer,
                   812-331-3455
    Media Contact: Danise C. Alano, Vice President, Marketing Director,
                   812-353-7705
    Phone:         800-319-2664  Fax:  812-331-3445
    WWW:           http://www.monroebank.com

SOURCE  Monroe Bancorp
    -0-                             07/27/2004
    /CONTACT: Mark D. Bradford, President and Chief Executive Officer, +1-812-331-3455, or Danise C. Alano, Vice President, Marketing Director, +1-812-353-7705, +1-800-319-2664, or Fax: +1-812-331-3445, both of Monroe
Bancorp/
    /Web site:  http://www.monroebank.com /
    (MROE)

CO:  Monroe Bancorp
ST:  Indiana
IN:  FIN
SU: